Exhibit 99.1

Information Agent:	Dealer Manager:
Georgeson Inc.	BofA Merrill Lynch
199 Water Street, 26th Floor	Bank of America Tower
New York, NY 10038-3560	One Bryant Park
Banks and brokers call: (212) 440-9800	New York, NY 10036
All others call toll-free: (800) 509-0984	Call toll-free: (888) 803-9655

West Announces Expiration and Final Results of Cash Tender Offer for Any and All of its 4.00% Convertible Junior Subordinated Debentures Due 2047

Lionville, PA  June 6, 2012 — West Pharmaceutical Services, Inc. (NYSE: WST) today announced the expiration and final results of its previously announced tender offer (the “Offer”) to purchase for cash any and all of its outstanding 4.00% Convertible Junior Subordinated Debentures Due 2047 (CUSIP No. 955306 AA 3) (the “Debentures”).  The Offer expired at 12:00 midnight, New York City time, on June 5, 2012.

As of the expiration of the Offer, $158,364,000 in aggregate principal amount of Debentures, representing approximately 98.06% of the aggregate outstanding principal amount of Debentures, were validly tendered and not properly withdrawn. West has accepted for purchase all Debentures that were validly tendered and not properly withdrawn.

As previously announced by West, the purchase price per $1,000 principal amount of Debentures is $1,038.91. West expects to settle the Offer on June 11, 2012 and to pay an aggregate of approximately $166.0 million (including accrued but unpaid interest to the settlement date) to purchase all of the Debentures that were validly tendered and not properly withdrawn.

Immediately following the settlement of the Offer, approximately $3.1 million principal amount of Debentures will remain outstanding. West expects to recognize pre-tax charges of approximately $11.7 million in connection with the purchase of the Debentures, including the purchase premium, estimated transaction costs and a $4.4 million non-cash charge for unamortized issue costs of the purchased Debentures. Excluding these charges, West expects the purchase of the Debentures to be accretive to its earnings per share in 2012 and subsequent years. The amount of the accretion will depend, in part, on associated financing costs, including those that will be incurred pursuant to the previously announced offering of senior debt securities in a private placement. The impact of these charges and the prospective accretion were not included in West’s prior financial guidance for 2012.

BofA Merrill Lynch acted as dealer manager for the Offer. Computershare Trust Company, N.A. acted as the depositary for the Offer and Georgeson Inc. acted as the information agent for the Offer.

This press release is for information purposes only and shall not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities nor an offer to sell or solicitation of an offer to purchase new securities.

About West

West is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. West also provides products with application to the personal care, food and beverage markets. Headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.

Forward-looking Information

This press release contains “forward-looking statements.” Such statements include, but are not limited to statements about the anticipated effects of the Offer on West’s earnings per share. This statement is based on preliminary information, and actual results could differ from this statement. We caution investors that the risk factors below, as well as those set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, as filed with the Securities and Exchange Commission and as revised or supplemented by our quarterly reports on Form 10-Q, could cause our actual results to differ materially from those estimated or predicted in the forward-looking statements. You should evaluate any statement in light of these important factors.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. Factors that may impact forward-looking statements include, but are not limited to:

•                                                                              sales demand and our ability to meet that demand;

•                                                                              competition from other providers in our businesses, including customers’ in-house operations, and from lower-cost producers in emerging markets, which can impact unit volume, price and profitability;

•                                                                              customers’ changing inventory requirements and manufacturing plans that alter existing orders or ordering patterns for the products we supply to them;

•                                                                              the timing, regulatory approval and commercial success of customer products that incorporate our packaging and delivery products and systems, including, but not limited to Daikyo Crystal Zenith(R) (“CZ”) prefilled syringes, cartridges and vials, and the Confidose(R), SmartDose(TM) and NovaGuard(TM) systems;

•                                                                              whether customers agree to incorporate West’s products and delivery systems with their new and existing drug products, the ultimate timing and successful commercialization of those products and systems, which involves substantial evaluations of the functional, operational, clinical and economic viability of West’s products, and the rate, timing and success of regulatory approval for the drug products that incorporate West’s components and systems;

•                                                                              the timely and adequate availability of filling capacity, which is essential to conducting definitive stability trials and the timing of first commercialization of customers’ products in CZ prefilled syringes;

•                                                                              the timely execution and completion of our 2010 restructuring plan within the cost estimates, and the achievement of cost savings, anticipated by the plan;

•                                                                              average profitability, or mix, of products sold in any reporting period, including lower-than-expected sales growth of our high-value pharmaceutical packaging products, of CZ products and of other proprietary safety and administration devices;

•                                                                              maintaining or improving production efficiencies and overhead absorption;

•                                                                              dependence on third-party suppliers and partners, some of which are single-source suppliers of critical materials and products, including our Japanese partner and affiliate Daikyo Seiko, Ltd.;

•                                                                              the availability and cost of skilled employees required to meet increased production, managerial, research and other needs, including professional employees and persons employed under collective bargaining agreements;

•                                                                              interruptions or weaknesses in our supply chain, which could cause delivery delays or restrict the availability of raw materials, key purchased components and finished products;

•                                                                              the successful and timely implementation of price increases necessary to offset rising production costs, including raw material prices, particularly petroleum-based raw materials;

•                                                                              the cost and progress of development, regulatory approval and marketing of new products as a result of our research and development efforts;

•                                                                              the relative strength of the U.S. dollar in relation to other currencies, particularly the Euro, British Pound, Danish Krone, Singapore Dollar, and Japanese Yen;

•                                                                              the potential adverse effects of recently-enacted U.S. healthcare legislation on customer demand, product pricing and profitability;

•                                                                              our ability to successfully consummate the offering; and

•                                                                              our need and ability to refinance borrowings under our credit facility in connection with the Offer and the costs and interest rate(s) applicable to any financial obligations incurred to finance the Offer.